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                                                                    EXHIBIT 12.1

                        STATEMENT REGARDING COMPUTATION
                     OF RATIO OF EARNINGS TO FIXED CHARGES
                AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                                  (UNAUDITED)

                                                                                                              Six Months
                                                                                                                 Ended
                                                           Year Ended December 31                               June 30
                                        -------------------------------------------------------------    ----------------------
                                           1999        2000          2001        2002         2003           2003        2004
                                        ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                            (dollars in thousands)
EARNINGS:

Income from continuing operations
    before extraordinary items (1)      $  69,292    $  58,760    $  54,016    $  61,718    $  74,632    $  36,039    $  40,618
Fixed charges                              36,403       38,866       34,644       44,644       59,833       26,991       38,017
Capitalized interest                       (8,578)      (3,079)        (841)        (170)      (1,535)        (638)        (336)
Equity (earnings) losses in less than
    50% owned subsidiary                      378         (318)        (332)         (15)        (270)        (162)
                                        ---------    ---------    ---------    ---------    ---------    ---------    ---------
Earnings                                $  97,495    $  94,229    $  87,487    $ 106,177    $ 132,660    $  62,230    $  78,299
                                        =========    =========    =========    =========    =========    =========    =========

FIXED CHARGES:

Interest expense (2)                    $  26,916    $  34,622    $  32,028    $  42,101    $  55,377    $  25,038    $  35,918
Capitalized interest                        8,578        3,079          841          170        1,535          638          336
Amortization of loan expenses                 909        1,165        1,775        2,373        2,921        1,315        1,763
                                        ---------    ---------    ---------    ---------    ---------    ---------    ---------
Fixed charges                           $  36,403    $  38,866    $  34,644    $  44,644    $  59,833    $  26,991    $  38,017
                                        =========    =========    =========    =========    =========    =========    =========
CONSOLIDATED RATIO OF EARNINGS
    TO FIXED CHARGES                         2.68         2.42         2.53         2.38         2.22         2.31         2.06
                                        =========    =========    =========    =========    =========    =========    =========


EARNINGS:

Income from continuing operations
    before extraordinary items (1)      $  69,292    $  58,760    $  54,016    $  61,718    $  74,632    $  36,039    $  40,618
Fixed charges                              36,403       38,866       34,644       44,644       59,833       26,991       38,017
Capitalized interest                       (8,578)      (3,079)        (841)        (170)      (1,535)        (638)        (336)
Equity (earnings) losses in less than
    50% owned subsidiary                      378         (318)        (332)         (15)        (270)        (162)
                                        ---------    ---------    ---------    ---------    ---------    ---------    ---------
Earnings                                $  97,495    $  94,229    $  87,487    $ 106,177    $ 132,660    $  62,230    $  78,299
                                        =========    =========    =========    =========    =========    =========    =========

COMBINED FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS:

Interest expense (2)                    $  26,916    $  34,622    $  32,028    $  42,101    $  55,377    $  25,038    $  35,918
Capitalized interest                        8,578        3,079          841          170        1,535          638          336
Amortization of loan expenses                 909        1,165        1,775        2,373        2,921        1,315        1,763
                                        ---------    ---------    ---------    ---------    ---------    ---------    ---------
Fixed charges                              36,403       38,866       34,644       44,644       59,833       26,991       38,017
Preferred stock dividends                  12,814       13,490       13,505       12,468        9,218        5,164        4,492
                                        ---------    ---------    ---------    ---------    ---------    ---------    ---------
Combined fixed charges and
    preferred stock dividends           $  49,217    $  52,356    $  48,149    $  57,112    $  69,051    $  32,155    $  42,509
                                        =========    =========    =========    =========    =========    =========    =========

CONSOLIDATED RATIO OF EARNINGS
    TO COMBINED FIXED CHARGES AND
    PREFERRED STOCK DIVIDENDS                1.98         1.80         1.82         1.86         1.92         1.94         1.84
                                        =========    =========    =========    =========    =========    =========    =========

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(1) Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the losses on extinguishments of debt in 2001 and 2002 to income from continuing operations rather than as extraordinary items as previously required under FASB Statement No. 4.

(2) For purposes of this statement, interest expense consists of interest on all indebtedness including amounts allocated to discontinued operations, in accordance with FASB Statement No. 144.